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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):    December 31, 1997
                                                  ------------------------------


                             LXR BIOTECHNOLOGY INC.
             (Exact name of Registrant as specified in its charter)


             DELAWARE                 1-12968                68-0282856
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  (State or other jurisdiction      (Commission             (IRS Employer
         of incorporation)          File Number)         Identification No.)


        1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA              94804
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          (Address of principal executive offices)             (Zip code)


Registrant's telephone number, including area code:    (510) 412-9100
                                                    ----------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)





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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5. OTHER EVENTS

        On December 31, 1997 and January 6, 1998, in the final closings of a $10 million private placement, LXR Biotechnology Inc. ("LXR" or the "Company") sold an additional 1,278,572 shares of its common stock at $1.75 per share, resulting in additional gross proceeds of approximately $2.24 million.

        The total net proceeds of the offering are estimated to be approximately $9.38 million and are to be used for research and development and general working capital.

        The securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission thereunder, as well as in reliance upon exemptions from registration or qualification under certain state securities laws. The Company has agreed to file a registration statement to cover resales by the purchasers of the securities.











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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)    Exhibits

          10.1 Amendment No. 2 dated December 31, 1997 to the Subscription Agreement dated December 12, 1997 between the Company and Grace Brothers Limited

          99.1   Press Release Issued by the Company on January 7, 1998











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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    LXR BIOTECHNOLOGY INC.

Date:  January 7, 1998              By:  /s/ L. David Tomei
                                        ----------------------------------------
                                         L. David Tomei, Chief Executive Officer















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                                  EXHIBIT INDEX


Exhibit
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  10.1               Amendment No. 2 dated December 31, 1997 to the Subscription
                     Agreement dated December 12, 1997 between the Company and Grace Brothers Limited

  99.1               Press Release Issued by the Company on January 7, 1998